Exhibit 3.1B

MC-192231 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Offshore Group Investment Limited having by Special resolution dated 10th day of February Two Thousand Sixteen changed its name, is now incorporated under name of Vantage Drilling International Given under my hand and Seal at George Town in the Island of Grand Cayman this 11th day of February Two Thousand Sixteen An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 238568804740 www.verify.gov.ky 16 February 2016